Exhibit 99.1

Walker & Dunlop to Acquire Alliant Capital and Affiliates

Acquisition Establishes Affordable Housing Powerhouse with $16 Billion of Total Assets Under Management

Bethesda, Maryland – August 30, 2021 – Walker & Dunlop, Inc. announced today that it has entered into a definitive agreement to acquire Alliant Capital, Ltd. and its affiliates, Alliant Strategic Investments and ADC Communities (together “Alliant”), a privately held alternative investment manager focused on the affordable housing sector through low-income housing tax credit (“LIHTC”) syndication, joint venture development, and community preservation fund management. Alliant is the 6th largest LIHTC syndicator in the United States, and since inception, has participated in the development of over 100,000 affordable units serving over 400,000 families.

The acquisition of Alliant brings the following strategic benefits to Walker & Dunlop:

•	Market-leading affordable housing platform
o	Alliant’s scaled affordable housing portfolio, in combination with Walker & Dunlop’s leadership position in the affordable debt financing space to generate significant financing and sales opportunities for Walker & Dunlop

•	Tax credit syndication to expand Walker & Dunlop’s capital solutions offering to the affordable housing industry
•	Alliant’s $14 billion of affordable assets under management to be added to Walker & Dunlop’s $2 billion of assets under management, far surpassing the company’s Drive to ’25 goal of $10 billion
•	Significant asset management fees, in combination with servicing fees already generated by Walker & Dunlop’s $112 billion servicing portfolio, to increase long-term, predictable, and stable cash flows
Immediate accretion to key financial metrics, including estimated increases in 2022 total revenues of $90 to $100 million, diluted EPS of $0.45 to $0.60, and adjusted EBITDA[1] of approximately $60 million

Walker & Dunlop Chairman and CEO Willy Walker stated, “Alliant is one of the largest and most respected tax credit syndicators and affordable housing developers in the country. The addition of their people, assets, and capital formation capabilities immediately makes Walker & Dunlop a market leader in affordable housing — lending, sales, and tax credit syndication. With Fannie Mae, Freddie Mac and HUD all focused on affordable housing and more and more Americans seeking affordable rental housing, the combination of Alliant and Walker & Dunlop is a home run.  Shawn Horwitz has built an incredible team and company, and we look forward to welcoming them to W&D.”

Mr. Walker continued, “Alliant will have an immediate impact on Walker & Dunlop’s revenues, adjusted EBITDA, and cash flow. This acquisition dramatically accelerates the achievement of three Drive to ’25 goals: revenue growth to $2 billion, assets under management to over $10 billion, and $60 billion of targeted affordable housing lending. To accomplish so much in one acquisition is a true game-changer for W&D.”

Alliant Founder and CEO Shawn Horwitz commented, “Combining with Walker & Dunlop’s scaled lending and sales platform will accelerate Alliant’s growth over the coming years. Walker & Dunlop’s people, brand, and innovative technology will benefit our clients, partners, and investors, and allow us to provide more affordable housing, something that is desperately needed in America.”

Financial Details

Under the terms of the purchase agreement, Walker & Dunlop will acquire Alliant at a total enterprise value of $696 million, comprised of:

•	$351 million of cash and assumption of Alliant’s securitized debt facility, which had an outstanding balance of $155 million at July 31, 2021, is rated A2 by Moody’s and carries a 4.75% interest rate
•	$90 million of WD common stock, with the number of shares to be determined at closing
•	$100 million of earn-out structured as participating interest in future cash flows over the next four years

Transaction Details

The transaction is expected to close during the fourth quarter of 2021. Closing is subject to certain regulatory approvals and consents of Alliant’s investor and lender partners.

Beekman Advisors represented Alliant as financial advisor in the transaction.

Webcast

Walker & Dunlop Chairman and CEO Willy Walker and CFO Steve Theobald and Alliant CEO Shawn Horwitz will host a webcast presentation for the investment community to discuss the transaction on August 31, 2021 at 10:00 AM Eastern Time. Listeners can access the webcast using the link below:

https://walkerdunlop.zoom.us/webinar/register/WN_G7QCiyBDStORsrPLKRgXug or by dialing +1 408 901 0584, Webinar ID 872 1349 9175, Password 810259.

Presentation materials will be posted to the Investor Relations section of the company's website. A webcast replay of the event will also be available on the Investor Relations section of the Company's website at http://investors.walkerdunlop.com/.

(1)	This estimate of Alliant Adjusted EBITDA is a non-GAAP financial measure the company presents to help investors better understand our operating performance. For a reconciliation of the estimated Alliant adjusted EBITDA to net income, refer to the sections of this press release below titled “Non-GAAP Financial Measures” and “Adjusted Financial Metric Reconciliation to GAAP.”

About Walker & Dunlop

Walker & Dunlop (NYSE: WD) is the largest provider of capital to the multifamily industry in the United States and the fourth largest lender on all commercial real estate including industrial, office, retail, and hospitality. Walker & Dunlop enables real estate owners and operators to bring their visions of communities — where Americans live, work, shop, and play — to life. The power of our people, premier brand, and industry-leading technology enables us to meet any client need – including financing, research, property sales, valuation, and advisory services. With over 1,000 employees across every major U.S. market, Walker & Dunlop has consistently been named one of Fortune’s Great Places to Work® and is committed to making the commercial real estate industry more inclusive and diverse while creating meaningful social, environmental, and economic change in our communities.

About Alliant

Alliant Capital, Ltd. (“ACL”) is a leading investment management firm focused on providing tax credit syndication for the development and financing of affordable multifamily rental housing throughout the United States. Founded in 1997 to assist in America’s critical need for affordable housing, today Alliant is among the nation’s top syndicators and has an unparalleled track record of success.

Alliant Strategic Investments focuses on non-LIHTC affordable housing preservation, workforce housing, and opportunity zone investments.

ADC Communities is the affordable housing development arm of Alliant, which has financed 29 developments and over 5,400 units in eight states since 2014.

With a dedicated team of experienced commercial real estate, asset management, legal and tax professionals, Alliant provides the highest level of fully integrated real estate and investment support services. Alliant is headquartered in Woodland Hills, California and has more than 130 employees. Shawn Horwitz and all key members of Alliant’s senior management team will join Walker & Dunlop and continue in their leadership roles.

Forward Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws, including statements relating to: (1) the expected strategic benefits of the acquisition of Alliant, (2) the expected accretive effect of the acquisition of Alliant on our financial results, (3) Alliant’s estimated contribution to our projected 2022 financial results for total revenues, diluted earnings per share, and adjusted EBITDA, (4) creation of stable recurring cash flow, (5) our ability to leverage Alliant’s large portfolio to increase debt financing and property sales originations, (6) the anticipated date of completion of the acquisition; and (7) any assumptions underlying the foregoing statements.

The forward-looking statements reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While the forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to (1) our and Alliant’s ability to obtain the consents and approvals required to close the transaction and satisfy other closing conditions, (2) general economic conditions and multifamily commercial real estate market conditions, (3) significant costs related to the transaction, including unexpected costs or liabilities that may arise and (4) our ability to successfully integrate Alliant’s operations into our current business, including the retention of their employees, and achieve the expected benefits from the transaction.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ''Risk Factors" in our most recent Annual Report on Form 10-K, as it may be updated or supplemented by our Quarterly Reports on Form 10-Q and our other filings with the SEC.  Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles ("GAAP"), the company uses adjusted EBITDA, a non-GAAP financial measure. The presentation of adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA in addition to, and not as an alternative for, net income. Estimated adjusted EBITDA for Alliant presented in this press release represents estimated Alliant net income before income taxes, interest expense on estimated incremental debt associated with our acquisition of Alliant, including an estimated increase to our corporate debt and Alliant’s existing debt assumed by us upon closing of the acquisition, and amortization and depreciation, adjusted for provision (benefit) for credit losses net of write-offs, stock-based incentive compensation charges, and non-cash revenues such as the fair value of expected net cash flows from servicing, net. Because not all companies use identical calculations, our presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants.

We use adjusted EBITDA to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that this non-GAAP measure, when read in conjunction with the company's GAAP financials, provides useful information to investors by offering

•	the ability to make more meaningful period-to-period comparisons of the company's on-going operating results;

•	the ability to better identify trends in the company's underlying business and perform related trend analyses; and

•	a better understanding of how management plans and measures the company's underlying business.

We believe that adjusted EBITDA has limitations in that it does not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP and that adjusted EBITDA should only be used to evaluate the company's results of operations in conjunction with net income. For more information on adjusted EBITDA, refer to the section of this press release below titled "Adjusted Financial Metric Reconciliation to GAAP."

ADJUSTED FINANCIAL METRIC RECONCILIATION TO GAAP

Unaudited

	Year ended December 31,
(in thousands)	2022[1]	2022[2]
Estimated Alliant Net Income	$15,000	$20,000
Income tax expense	5,500	7,500
Interest expense on corporate debt	22,000	22,000
Amortization and depreciation	17,500	10,500
Provision (benefit) for credit losses	—	—
Net write-offs	—	—
Stock compensation expense	—	—
Fair value of expected net cash flows from servicing, net	—	—
Adjusted EBITDA	$60,000	$60,000

(1)	Low end of net income estimated range

(2)	High end of net income estimated range

4